                                                                       Exhibit 2
                                                                  Execution Copy


                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of June 20,
                                          ---------
2001, is made among ITC/\DeltaCom, Inc., a Delaware corporation (the "Company"),
                                                                     -------
ITC Holding Company, Inc., a Delaware corporation (the "Initial Purchaser"),
                                                        -----------------
SCANA Corporation, a South Carolina corporation ("SCANA"), HBK Master Fund L.P.,
                                                  -----
a Cayman Islands limited partnership ("HBK"), and the other Holders from time to
                                       ---
time hereunder.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, in connection with the Investment Agreement, dated as of February 27, 2001, as amended as of May 29, 2001, by and among the Company, the Initial Purchaser, SCANA and HBK (as amended from time to time, the "Investment
                                                             ----------
Agreement"), the Company has agreed, upon the terms and subject to the
---------
conditions contained therein, to issue and sell (i) shares of multiple series of the Company's Series B cumulative convertible preferred stock and (ii) warrants to purchase shares of the Company's common stock; and

     WHEREAS, to induce the Initial Purchaser, SCANA, HBK and the other Purchasers party from time to time to the Investment Agreement to execute and deliver the Investment Agreement, the Company has agreed to provide the Initial Purchaser, SCANA, HBK, such other Purchasers and their respective transferees under the Investment Agreement with certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, and applicable state securities laws;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   Definitions.  For purposes of this Agreement, the following terms
          -----------
shall have the following meanings:

          "Affiliate" has the meaning specified in Rule 12b-2 under the Exchange
           ---------
Act.

          "Blackout Period" has the meaning specified in Section 6(a).
           ---------------

          "Business Day" means a day on which the principal offices of the SEC
           ------------
in Washington, D.C. are open to accept filings or, in the case of determining a date on which any payment is due, any day which shall not be a legal holiday or a day on which banking institutions in New York City, New York or the State of Georgia generally are authorized or required by law or other governmental actions to close.

          "Common Stock" means the Company's common stock, par value $.01 per
           ------------
share.

          "Company" has the meaning specified in the first paragraph of this
           -------
Agreement.

          "Conversion Shares" means, collectively, (i) the shares of Common
           -----------------
Stock issued or issuable upon conversion of the Preferred Shares and (ii) any securities paid, issued or distributed in respect of any shares of Common Stock referred to in clause (i) by way of stock dividend or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.

          "Draw Down Closing" means the closing of the issuance and sale of the
           -----------------
Series B Preferred Stock and the Warrants by the Company on any Draw Down Closing Date pursuant to the Investment Agreement.

          "Draw-Down Shelf Registrable Securities" has the meaning specified in
           --------------------------------------
Section 4(a)(2).

          "Draw-Down Shelf Registration Statement" means a Shelf Registration
          ---------------------------------------
Statement relating to Draw-Down Shelf Registrable Securities.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any successor federal statute, as the same shall be in effect from time to time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

          "Excluded Registration" means a registration of Common Stock under the
           ---------------------
Securities Act pursuant to a registration statement filed (i) on Form S-4 or Form S-8 or any successor forms, (ii) in connection with an exchange offer or an offering of securities solely to existing stockholders of the Company or employees of the Company or its subsidiaries or (iii) in connection with an offering of Common Stock issuable upon the conversion or exercise of other securities.

          "Holder" means each Purchaser and, subject to Section 13, any other
           ------
Person to which a Purchaser has transferred Registrable Securities and which has agreed to become bound by the provisions of this Agreement in accordance with
Section 13, but only so long as such Purchaser or other Person holds Registrable Securities.

          "Initial Closing Date" means the date on which the Series B Preferred
           --------------------
Stock and the Warrants are first issued and sold by the Company pursuant to the Investment Agreement.

          "Initial Purchaser" has the meaning specified in the first paragraph
           -----------------
of this Agreement.

          "Initial Shelf Registrable Securities" has the meaning specified in
           ------------------------------------
Section 4(a)(1).

          "Initial Shelf Registration Statement" means a Shelf Registration
           ------------------------------------
Statement relating to the Initial Shelf Registrable Securities.

          "Initiating Holder" has the meaning specified in Section 3(a).
           -----------------

          "Investment Agreement" has the meaning specified in the recitals to
           --------------------
this Agreement.

          "Losses" has the meaning specified in Section 10(a).
           ------

          "Majority of the Registrable Securities" means, as of any date of
           --------------------------------------
determination with respect to the designated Holders, a majority of the shares of Common Stock held by such Holders on an as-converted basis, with the Holders of Preferred Shares and Warrants deemed to be the Holders of the number of shares of Common Stock into which the Preferred Shares are or would be convertible or for which the Warrants are or would be exercisable as of such date of determination.

          "NASD" means the National Association of Securities Dealers, Inc.
           ----

          "Person" means any individual, corporation, partnership, limited
           ------
liability company, association, trust or other entity or organization, including a government or a political subdivision or an agency or instrumentality thereof.

          "PIK Dividends" means any shares of the Series B Preferred Stock that
           -------------
have been issued as dividends on shares of the Series B Preferred Stock.

          "Preferred Shares" means the outstanding Series B Preferred Stock,
           ----------------
including the outstanding PIK Dividends.

          "Prospectus" means the prospectus included in any Registration
           ----------
Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement, and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          "Purchaser" means each of the Initial Purchaser, SCANA and HBK and
           ---------
each other Person that becomes a party to the Investment Agreement as a "Purchaser" thereunder and that agrees in writing to become a Holder under this Agreement and to be bound by the provisions hereof in accordance with Section 13.

          "Registrable Securities" means, collectively, (i) the Preferred
           ----------------------
Shares, (ii) the Warrants, (iii) the Conversion Shares and (iv) the Warrant Shares. Securities shall cease to be Registrable Securities in accordance with
Section 2.

          "Registration Expenses" means any and all out-of-pocket expenses
           ---------------------
incident to the Company's performance of or compliance with this Agreement, including, without limitation, (i) all SEC, NASD and securities exchange or automated quotation system registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or automated quotation system pursuant to Section 7(h), (v) the fees and disbursements of counsel for the Company and of its independent public accountants, (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with the requested registration, (vii) the reasonable fees and expenses of a single counsel for the Holders designated by the Holders of a Majority of the Registrable Securities covered by a Registration Statement which are incurred in connection with the preparation and review of such Registration Statement, and (viii) out-of-pocket expenses for underwriters customarily paid by the issuer to the extent provided for in any underwriting agreement, but excluding (x) underwriting discounts and commissions, transfer taxes, if any, and documentary stamp taxes, if any, and
(y) any fees or expenses of counsel to the Holders or any Holder, other than the fees and expenses set forth in clause (vii) above.

          "Registration Statement" means any registration statement of the
           ----------------------
Company referred to in Section 3 or 4, including any Prospectus, amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

          "Registration Hold Period" means a Section 7(e) Period or a Section
           ------------------------
7(m) Period.

          "Related Securities" means any securities of the Company similar or
           ------------------
identical to any of the Registrable Securities, including, without limitation, the Common Stock and all other options, warrants, rights and other securities convertible into, or exchangeable or exercisable for, Common Stock.

          "Requesting Holder" has the meaning specified in Section 3(a).
           -----------------

          "SEC" means the Securities and Exchange Commission.
           ---

          "Section 7(e) Period" has the meaning specified in Section 7(e).
           -------------------

          "Section 7(m) Period" has the meaning specified in Section 7(m).
           -------------------

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
successor federal statute, as the same shall be in effect from time to time. Reference to a particular section of the Securities Act of 1933, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

          "Series B Preferred Stock" means, collectively, each series of
           ------------------------
preferred stock, par value $.01 per share, of the Company designated by the
Company's Board of Directors as "Series B-[   ] Cumulative Convertible Preferred
Stock" which is issued pursuant to the Investment Agreement and the certificate of designation for each such series of preferred stock.

          "Shelf Registration" means the registration of Registrable Securities
           ------------------
effected pursuant to Section 4.

          "Shelf Registration Statement" means a shelf registration statement of
           ----------------------------
the Company filed pursuant to the provisions of Section 4 which covers the Initial Shelf Registrable Securities, the Draw-Down Shelf Registrable Securities or the Top-up Shelf Registrable Securities on an appropriate form under Rule 415 of the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein. "Shelf Registration Statement" shall include the Initial Shelf Registration Statement, each Draw-Down Shelf Registration Statement and each Top-up Shelf Registration Statement.

          "Top-up Shelf Registrable Securities" means, as of any determination
           -----------------------------------
date, (i) the outstanding PIK Dividends which are then Registrable Securities and (ii) the Conversion Shares issued or issuable thereon.

          "Top-up Shelf Registration Statement" means a Shelf Registration
           -----------------------------------
Statement relating to Top-up Shelf Registrable Securities.

          "Underwritten Offering" means an underwritten offering in which
           ---------------------
securities of the Company are sold to an underwriter for reoffering to the public.

          "Warrant Shares" means, collectively, (i) the shares of Common Stock
           --------------
issued or issuable upon exercise of the Warrants and (ii) any securities paid, issued or distributed in respect of any such shares of Common Stock referred to in clause (i) by way of stock dividend or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.

          "Warrants" means the warrants to purchase Common Stock issued and sold
           --------
pursuant to the Investment Agreement and any warrants issued in exchange, substitution or replacement thereof.

     2.   Securities Subject to this Agreement.  The securities entitled to the
          ------------------------------------
benefits of this Agreement are the Registrable Securities. For the purposes of this Agreement, any particular Registrable Securities shall cease to be Registrable Securities on the date and to the extent that (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities have been distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such Registrable Securities have been otherwise issued, transferred or disposed of, certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company and, at such time, subsequent transfer or disposition of such securities shall not require registration or qualification of such securities under the Securities Act, (iv) all such Registrable Securities held by any Holder may be sold by such Holder without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act, or (v) such Registrable Securities have ceased to be outstanding. Without limiting the generality of the foregoing, (a) Conversion Shares issued or issuable upon conversion of Preferred Shares shall cease to be Registrable Securities at the same time as such Preferred Shares cease to be Registrable Securities (other than solely because such Preferred Shares have ceased to be outstanding), so long as such Conversion Shares may then or upon issuance be transferred or disposed of by the holders thereof without restriction under the Securities Act, and (b) Warrant Shares shall cease to be Registrable Securities if the offering of the related Warrants has been registered on a Registration Statement and such Warrant Shares are issued pursuant to the cashless exercise provisions of such Warrants or the issuance of such Warrant Shares is effected upon exercise of the related Warrants pursuant to such Registration Statement, so long as such Warrant Shares may then be transferred or disposed of by the holders thereof without restriction under the Securities Act.

     3.   Piggy-Back Registration Rights.
          ------------------------------

          (a) Whenever the Company shall propose to file a registration statement under the Securities Act relating to the public offering of Common Stock (other than in connection with an Excluded Registration) for the Company's own account or for the account of any holder of Common Stock who holds registration rights as of the date hereof (the "Initiating Holder") and on a
                                                -----------------
form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, the Company shall (i) give written notice at least 15 Business Days prior to the filing thereof to each Holder of Registrable Securities then outstanding, specifying the approximate date on which the Company proposes to file such registration statement and advising such Holder of its right to have any or all of the Registrable Securities then held by such Holder included among the securities to be covered thereby and (ii) at the written request of any such Holder given to the Company within 15 days after such Holder's receipt of written notice from the Company, include among the securities covered by such registration statement the number of Registrable Securities which such Holder (a "Requesting Holder") shall have requested be so included (subject, however, to
 -----------------
reduction in accordance with paragraph (b) of this Section 3).

          (b) Each Holder of Registrable Securities wishing to participate in an offering pursuant to Section 3(a) may include Registrable Securities in any Registration Statement relating to such offering to the extent that the inclusion of such Registrable Securities shall not reduce the number of shares of Common Stock to be offered and sold by the Company or any Initiating Holder pursuant thereto. If the lead managing underwriter for an Underwritten Offering pursuant to Section 3(a) determines that marketing factors require a limitation on the number of Registrable Securities to be offered and sold by Requesting Holders in such offering, there shall be included in such offering only that number of Registrable Securities, if any, that such lead managing underwriter reasonably believes will not jeopardize the success of the offering of all of the shares of Common Stock that the Company wishes to sell for its own account or that the Initiating Holder desires to sell for its own account, as the case may be. In such event, the securities to be included in such offering shall consist of (i) first, the securities the Company or the Initiating Holder, as the case may be, proposes to sell, and (ii) second, the number, if any, of Registrable Securities requested to be included in such registration that, in the opinion of such lead managing underwriter can be sold without jeopardizing the success of the offering of all of the securities that the Company or the Initiating Holder, as the case may be, wishes to sell for its own account, such amount to be allocated on a pro rata basis among the Holders of Registrable Securities who have requested that their securities be so included based on the number of Registrable Securities that each Holder thereof has requested to be so included.

          (c) Nothing in this Section 3 shall create any liability on the part of the Company to the Holders of Registrable Securities if the Company for any reason should decide not to file a registration statement proposed to be filed under Section 3(a) or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

     4.   Shelf Registration Statements.
          -----------------------------

          (a)  Initial and Draw-Down Shelf Registration Statements.
               ---------------------------------------------------

          (1) The Company shall file the Initial Shelf Registration Statement with the SEC not later than (x) 180 days following the Initial Closing Date or
(y) such later date not later than December 31, 2001 as the Initial Purchaser shall designate in a written notice to the Company delivered within 150 days following the Initial Closing Date. The Company shall use its reasonable best efforts to cause the Initial Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable after the filing date of the Initial Shelf Registration Statement. The Initial Shelf Registration Statement shall register the offering of the Registrable Securities that are outstanding immediately prior to the filing date of the Initial Shelf Registration Statement (collectively, the "Initial Shelf Registrable
                                           -------------------------
Securities").  The Company shall promptly notify the applicable Holders of the
----------
date and time of declaration of effectiveness of the Initial Shelf Registration Statement.

          (2) The Company shall file a Draw-Down Shelf Registration Statement with the SEC not later than 30 days following each Draw Down Closing that takes place after the effective date of the Initial Shelf Registration Statement, and shall use its reasonable best efforts to cause such Draw-Down Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable thereafter. Each Draw-Down Shelf Registration Statement shall register the offering of the Registrable Securities that are outstanding immediately prior to the filing date of such Draw-Down Shelf Registration Statement and that have not been registered pursuant to any previous Registration Statement (collectively, the "Draw-Down Shelf Registrable Securities"). The Company shall promptly
     --------------------------------------
notify the applicable Holders of the date and time of declaration of effectiveness of each Draw-Down Shelf Registration Statement.

          (b)  Top-up Shelf Registration Statements.
               ------------------------------------

               (1) On or before March 31 of each year, beginning on March 31, 2003, the Company shall file a Top-up Shelf Registration Statement with the SEC registering the offering of all Top-up Shelf Registrable Securities that are outstanding immediately prior to such filing date and that have not been registered pursuant to any previous Registration Statement, and shall use its reasonable best efforts to cause such Top-up Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable thereafter. The Company shall promptly notify the applicable Holders of the date and time of declaration of effectiveness of each Top-up Shelf Registration Statement.

               (2) The holders of a majority of the then outstanding Top-up Shelf Registrable Securities that have not been registered pursuant to any previous

Registration Statement shall have the right to make one request, in writing, at any date beginning after January 1, 2002, for the Company to file a Top-up Shelf Registration Statement with the SEC registering the offering of some or all of the then outstanding Top-up Shelf Registrable Securities that have not been registered pursuant to any previous Registration Statement. The Company shall file such Top-up Shelf Registration Statement with the SEC not later than 30 Business Days following its receipt of such request and shall use its reasonable best efforts to cause such Top-up Registration Statement to be declared effective by the SEC as soon as reasonably practicable thereafter. Within ten Business Days following receipt of such request, the Company shall give written notice to each Holder of such Top-up Shelf Registrable Securities then outstanding, specifying the approximate date on which the Company proposes to file such Top-up Shelf Registration Statement and advising such Holder of its right to have any or all of such Top-up Shelf Registrable Securities then held by such Holder included among the securities to be covered thereby. At the written request of any such Holder given to the Company within 15 Business Days after such Holder's receipt of written notice from the Company, the Company shall include among the securities covered by such registration statement the number of such Top-up Shelf Registrable Securities which such Holder shall have requested be so included.

     5.   Selection of Underwriters.  In connection with any Underwritten
          -------------------------
Offering pursuant to a Shelf Registration Statement, the Company shall have the right to select a lead managing underwriter or underwriters to administer such offering, which lead managing underwriter or underwriters shall be reasonably satisfactory to the Holders holding a Majority of the Registrable Securities to be included in such Registration Statement; provided, however, that the Holders holding a Majority of the Registrable Securities to be included in such Registration Statement shall have the right to select a co-managing underwriter or underwriters for such offering, which co-managing underwriter or underwriters shall be reasonably satisfactory to the Company.

     6.   Blackout Periods; Holdback.
          --------------------------

          (a) If the Company determines that the registration and distribution of Registrable Securities (i) would materially impede, delay, interfere with or otherwise adversely affect any pending financing, registration of securities, acquisition, corporate reorganization or other significant transaction involving the Company or (ii) would require disclosure of non-public material information that the Company has a bona fide business purpose for preserving as confidential, as determined by the Company's Board of Directors in good faith, the Company shall promptly give the Holders notice of such determination and shall be entitled to postpone the filing or effectiveness of a Registration Statement, or to suspend the use of an effective Registration Statement, for the shortest period of time reasonably required, but in any event not to exceed 90 days with respect to matters covered by clause (i) above, and not to exceed 30 days with respect to matters covered by clause (ii) above (each such period, a "Blackout Period"); provided
                                                   ---------------
that a Blackout Period pursuant to clause (i) above with respect to a registration of securities proposed by the Company may, at the election of the Company, commence on the date that is up to 30 days prior to the date the Company in good faith estimates will be the date of filing of such registration and end no later than the earlier of (x) the date (following the effective date) specified in the form of underwriting agreement relating to such registration during which the Company shall be prohibited from selling, offering or otherwise disposing of Common Stock and (y) the 90th day after the commencement of such Blackout Period; provided further, that the Company shall not be entitled to obtain deferrals under this Section 6(a) for more than an aggregate of 90 days in any 12-month period. The Company shall promptly notify each Holder of the expiration or earlier termination of a Blackout Period.

          (b) If requested by the managing underwriter of any offering of securities of the Company registered under the Securities Act, each Holder shall not, and shall use commercially reasonable efforts to ensure that its Affiliates do not, directly or indirectly, sell, offer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, warrant or right to purchase, or otherwise dispose of or transfer, or enter into any swap or other agreement or any arrangement that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership in, any Registrable Securities or Related Securities held by such Holder or such Holder's Affiliates during the 90 days following the effective date of a registration statement of the Company filed under the Securities Act, except for Registrable Securities included in such registration. If requested, each Holder shall enter, and shall use commercially reasonable efforts to ensure that all Affiliates of such Holder holding Registrable Securities or Related Securities enter, into a lock-up agreement with the applicable underwriters that is consistent with the agreement in the preceding sentence.

          (c) Notwithstanding any provision of Section 6(a) or 6(b), the cumulative period of any deferrals pursuant to Section 6(a) and of any holdback pursuant to Section 6(b) shall not exceed, in the aggregate, 90 days in any 12-month period.

     7.   Registration Procedures.  In connection with the registration
          -----------------------
obligations of the Company under Sections 3 and 4, the Company shall:

          (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use reasonable best efforts to cause such Registration Statement to become and remain effective;

          (b) prepare and file with the SEC amendments and post-effective amendments to such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder necessary to keep such Registration Statement effective (i) in the case of an Underwritten Offering, until each underwriter has completed the distribution of all securities purchased by it, and (ii) in the case of any other registration, until the Registrable Securities covered thereby cease to be Registrable Securities, and cause the Prospectus as so amended and supplemented to be filed pursuant to Rule 424 under the Securities Act, and otherwise use reasonable best efforts to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as is specified in clause (i) or (ii) above, as the case may be;

          (c) furnish to each Holder of such Registrable Securities such number of copies of such Registration Statement and of each amendment and post-effective amendment thereto, any Prospectus or Prospectus supplement and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder (the Company hereby consenting to the use (subject to the limitations set forth in Section 8(b)) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

          (d) use reasonable best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and to do any and all other acts and things which may be reasonably necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company shall not be required for any such purpose to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 7(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (e) notify each Holder of any such Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the applicable period referred to in Section 7(b), that the Company has become aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of the material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (the period during which the Holders are required in such case pursuant to Section 8(b) to refrain from effecting public sales or distributions of Registrable Securities being referred to as a "Section 7(e) Period"), and prepare and furnish to such Holder, as soon as
 -------------------
reasonably practicable, a reasonable number of copies of an amendment to such Registration Statement or supplement to such related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (f) notify each Holder of Registrable Securities covered by such Registration Statement at any time,

               (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to the Registration Statement or any post-effective amendment, when the Registration Statement or such post-effective amendment has become effective;

               (ii) of the issuance by the SEC of any stop order of which the Company is aware suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation of any proceedings for such purposes; and

               (iii) of the receipt of the Company of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose;

          (g) make available to its stockholders an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this Section 7(g) if it has complied with Rule 158 under the Securities Act;

          (h) use reasonable best efforts (i) to cause all Conversion Shares and Warrant Shares covered by such Registration Statement to be listed on any securities exchange or automated quotation system on which the Common Stock is then listed, if such Conversion Shares and Warrant Shares are not already so listed and if such listing is then permitted under the rules of such exchange or automated quotation system, (ii) to provide a transfer agent and registrar for Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement and (iii) prepare and file with the SEC, within the time period specified by Section 12(g) of the Exchange Act, a Registration

Statement on Form 8-A registering the Preferred Shares and the Warrants if such filing is required pursuant to Section 12(g) of the Exchange Act;

          (i) if the registration involves an Underwritten Offering, enter into a customary underwriting agreement and in connection therewith:

               (i) make such representations and warranties to the underwriters in form, substance and scope as are customarily made by issuers to underwriters in comparable Underwritten Offerings;

               (ii) use reasonable best efforts to obtain opinions of counsel to the Company (in form, scope and substance reasonably satisfactory to the managing underwriters), addressed to the underwriters, and covering the matters customarily covered in opinions requested in comparable Underwritten Offerings;

               (iii) use reasonable best efforts to obtain "cold comfort" letters and bring-downs thereof from the Company's independent certified public accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by independent accountants in connection with Underwritten Offerings; and

               (iv) deliver such documents and certificates as may be reasonably requested by the managing underwriters to evidence compliance with any customary conditions contained in the underwriting agreement;

          (j) cooperate with the Holders of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters or agents, if any, or such Holders may request;

          (k) if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an Underwritten Offering, incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managing underwriters and the Holders of a Majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering and make all required filings of such Prospectus supplement or post-effective amendment as promptly as practicable upon being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (l) if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in an Underwritten Offering, cause appropriate representatives of the Company to participate in any "road shows" or similar marketing activities;

          (m) in the event of the issuance of any stop order of which the Company is aware suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, use reasonable best efforts promptly to obtain the withdrawal of such stop order or other order, and the period for which the Registration Statement shall be kept effective shall be extended by a number of days equal to the number of days between the issuance and withdrawal of any stop order or other order (a "Section 7(m) Period"); and
                                                    -------------------

          (n) disclose in each Registration Statement that, pursuant to Rule 416 under the Securities Act, such Registration Statement shall register the offering of an indeterminate number of shares of Common Stock which may become issuable pursuant to the antidilution provisions of the Preferred Shares and the Warrants.

     8.   Agreements of Holders.
          ---------------------

          (a) As a condition to the Company's obligation under this Agreement to cause Registrable Securities of any Holder to be included in a Registration Statement, such Holder shall timely provide the Company with all of the information required to be provided in the Registration Statement with respect to such Holder pursuant to Items 507 and 508 of Regulation S-K under the Securities Act or as otherwise may reasonably be required by the Company in connection with the Registration Statement.

          (b) Each Holder shall comply with the prospectus delivery requirements of the Securities Act in connection with the offer and sale of Registrable Securities made by such Holder pursuant to any Registration Statement. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(e) or Section 7(m), each Holder of Registrable Securities shall forthwith discontinue the disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(e) or the withdrawal of any stop order or other order referred to in Section 7(m), and, if so directed by the Company, shall deliver to the Company all copies, other than permanent files copies then in such Holder's possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

          (c) To the extent required by the Securities Act or rules or regulations thereunder, as reasonably determined by the Company, a Holder shall consent to disclosure in any Registration Statement to the effect that such Holder is or may be deemed to be an underwriter for purposes of the Securities Act in connection with the offering of Registrable Securities of such Holder included in such Registration Statement.

          (d) Each Holder shall comply, and shall cause its Affiliates to comply, with Regulation M under the Exchange Act in connection with the offer and sale of Registrable Securities made by such Holder pursuant to any Registration Statement. Each Holder shall use its commercially reasonable efforts to provide the Company with such information about such Holder's offer and sale of Registrable Securities pursuant to any Registration Statement as the Company shall reasonably require to enable the Company and its Affiliates to comply with Regulation M under the Exchange Act in connection with any such offer and sale.

     9.   Registration Expenses. The Company shall pay all Registration Expenses
          ---------------------
in connection with all registrations pursuant to this Agreement. In connection with all such registrations, each Holder shall pay all underwriting discounts and commissions, all transfer taxes, if any, all documentary stamp taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Registration Statement, and all fees and expenses of counsel to such Holder except as provided in clause (vii) of the definition of Registration Expenses.

     10.  Indemnification; Contribution.
          -----------------------------

          (a) The Company shall indemnify and hold harmless each Holder of Registrable Securities and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees, disbursements and expenses, as incurred) (collectively, "Losses") incurred by such party pursuant to any actual or
                ------
threatened action, suit, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, the Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement to any of the foregoing or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in the light of the circumstances then existing) not misleading, except in each case insofar as such statements or omissions arise out of or are based upon (i) any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance on and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder or its counsel expressly for use therein, (ii) the use of any Prospectus after such time as the obligation of the Company to keep effective the Registration Statement of which such Prospectus forms a part has expired or
(iii) the use of any Prospectus after such time as the Company has advised the Holders that the filing of an amendment or supplement thereto is required, except such Prospectus as so amended or supplemented. Notwithstanding the foregoing provisions of this Section 10(a), the Company shall not be liable to any Holder or to any Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) under the indemnity agreement in this Section 10(a) for any Losses that arise out of or are based upon any of the matters specified in clause (ii) or (iii) of the immediately preceding sentence or that arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Prospectus if either (i) (A) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities by such Holder to the Person asserting the claim from which such Losses arise and (B) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or
(ii) (x) such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus, as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of Registrable Securities by such Holder to the Person asserting the claim from which such Losses arise.

          (b) In connection with any Registration Statement filed pursuant hereto, each Holder of Registrable Securities to be covered thereby shall, jointly and severally with all other Holders that are Affiliates of such Holder (and, otherwise, severally and not jointly with any other Holders), indemnify and hold harmless the Company, its directors and officers, and each Person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and all other Holders against all Losses incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, the Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement to any of the foregoing or necessary to make the statements therein (in case of a Prospectus or preliminary Prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder or its counsel specifically for use therein; provided, however, that the liability of each Holder hereunder shall be limited to the proportion of any such Losses that is equal to the proportion that the net proceeds from the sale of Registrable Securities sold by such Holder under such Registration Statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such Registration Statement.

          (c) Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement, provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this Section 10 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party, based on the written opinion of counsel, a conflict of interest is likely to exist between the indemnifying party and such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall not be liable for the fees and expenses of (i) more than one counsel for all Holders of Registrable Securities who are indemnified parties, selected by the Holders of a Majority of the Registrable Securities who are indemnified parties (which selection shall be reasonably satisfactory to the Company), (ii) more than one counsel for the underwriters or
(iii) more than one counsel for the Company, in each case in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, based on the written opinion of counsel, a conflict of interest is likely to exist between an indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel, provided that the indemnifying party shall not be liable for the fees and expenses of (i) more than one counsel for all Holders of Registrable Securities who are indemnified parties, selected by the Holders of a Majority of the Registrable Securities who are indemnified parties (which selection shall be reasonably satisfactory to the Company), (ii) more than one counsel for the underwriters or (iii) more than one counsel for the Company, in each case in connection with any one action or separate but similar or related actions. No indemnifying party, in defense of any such action, suit, proceeding or investigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, suit, proceeding or investigation to the extent such liability is covered by the indemnity obligations set forth in this Section 10. No indemnified party shall consent to entry of any judgment or entry into any settlement without the consent of each indemnifying party.

          (d) If the indemnification from the indemnifying party provided for in this Section 10 is unavailable to an indemnified party hereunder in respect to any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that the liability of each Holder hereunder shall be limited to the proportion of any such Losses that is equal to the proportion that the net proceeds from the sale of Registrable Securities sold by such Holder under a Registration Statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such Registration Statement. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 10(c), any legal or other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The parties agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the consideration referred to in this Section 10(d). If indemnification is available under this Section 10, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 10(a) or 10(b), as the case may be, without regard to the relative fault of such indemnifying parties or indemnified party or any other equitable consideration provided for in this
Section 10(d).

          (e) The provisions of this Section 10 shall be in addition to any liability which any indemnifying party may have to any indemnified party and shall survive the termination of this Agreement.

     11.  Participation in Underwritten Offerings.  No Holder of Registrable
          ---------------------------------------
Securities may participate in any Underwritten Offering pursuant to this Agreement unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     12.  Reports Under the Exchange Act.  For so long as any Registrable
          ------------------------------
Securities remain outstanding, the Company shall use reasonable best efforts to file with the SEC in a timely manner all reports required to be filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act and shall furnish to any Holder, promptly upon request by such Holder, a written statement by the Company as to whether it has complied with the current public information requirements of Rule 144(c) under the Securities Act.

     13.  Assignment of Registration Rights.  The right to cause the Company to
          ---------------------------------
register Registrable Securities pursuant to Section 3 may be assigned (but only with all related obligations hereunder) by any Purchaser in connection with a transfer to any transferee of the Registrable Securities permitted under the Investment Agreement and the terms of the Preferred Shares and the Warrants who, after such transfer, holds at least 5% of the then-outstanding Registrable Securities, provided that such assignment of rights under this Agreement shall be effective only if (i) immediately thereafter the further disposition of such securities by such transferee is restricted under the Securities Act and (ii) such transferee agrees in writing to become a Holder under this Agreement and to be bound by the provisions hereof. The right to cause the Company to register Registrable Securities pursuant to Section 4 may be assigned (but only with all related obligations hereunder) by any Purchaser in connection with a transfer to any transferee of the Registrable Securities permitted under the Investment Agreement and the terms of the Preferred Shares and the Warrants, provided that such assignment of rights under this Agreement shall be effective only if (i) immediately thereafter the further disposition of such securities by such transferee is restricted under the Securities Act and (ii) such transferee agrees in writing to become a Holder under this

Agreement and to be bound by the provisions hereof. If a Holder transfers Registrable Securities in connection with the immediately preceding sentence, the Company agrees promptly to amend any Shelf Registration Statement or to file a supplement to the Prospectus included therein to disclose that any transferee referred to in such sentence is a Holder of Registrable Securities.

     14.  Binding Effect; Benefit.  This Agreement shall inure to the benefit of
          -----------------------
and be binding upon the parties hereto, any Holder and any successor, permitted assign, heir and legal representative thereof; provided, however, that, except as provided in Section 13, this Agreement and the provisions of this Agreement that are for the benefit of the Holders shall not be assignable by any Holder, and any such purported assignment shall be null and void. Except to the extent provided in Section 10, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, the Holders and their respective successors, permitted assigns, heirs and legal representatives any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     15.  Amendments and Waivers.  The provisions of this Agreement, including
          ----------------------
the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent thereto of Holders of a Majority of the Registrable Securities; provided that if any such amendment, modification, supplement, waiver or consent would adversely affect any Holder of Registrable Securities relative to any Holder or Holders of Registrable Securities voting in favor of such amendment, modification, supplement, waiver or consent, such amendment, modification, supplement, waiver or consent shall also require the written consent of such Holder or Holders, as the case may be, of a Majority of the Registrable Securities held by all Holders so adversely affected. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a Majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 15, whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

     16.  Notices.  All notices and other communications given or made pursuant
          -------
hereto, unless otherwise specified, shall be in writing and shall be deemed to be effectively given as follows: (i) upon personal delivery to the party to be notified; (ii) when sent by facsimile, if sent during normal business hours of the recipient and if not, then on the next Business Day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) two days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the respective addresses set forth below, or as notified by such party from time to time at least ten days prior to the effectiveness of such notice:

          If to the Company:

                 ITC/\DeltaCom, Inc.
                 4092 South Memorial Parkway
                 Huntsville, Alabama  35802
                 Attn:  General Counsel
                 Fax:  (256) 382-3932

          If to the Initial Purchaser:

                 ITC Holding Company, Inc.
                 3300 20/th/ Avenue
                 Valley, Alabama 36854
                 Attn:  General Counsel
                 Fax:  (334) 768-5067

          If to SCANA:

                 SCANA Corporation
                 1426 Main Street
                 Columbia, South Carolina  29201
                 Attn:  Mark R. Cannon
                 Fax:  (803) 933-7037

          If to HBK:

                 HBK Master Fund L.P.
                 c/c HBK Investments L.P.
                 300 Crescent Court
                 Suite 700
                 Dallas, Texas  75201
                 Attn:  General Counsel
                 Fax:  (214) 758-1207

          Any other Person who becomes a Holder shall provide its address and facsimile transmission number to the Company, which shall promptly provide such information to each other Holder.

     17.  Headings.  The headings contained in this Agreement are for
          --------
convenience only and shall not affect the meaning or interpretation of this Agreement.

     18.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     19.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     20.  Termination.  This Agreement shall terminate with respect to any
          -----------
Holder when such Holder no longer holds any Registrable Securities, except for any liabilities or obligations under Sections 9 and 10, which shall remain in effect in accordance with their terms. No termination of any provision of this Agreement shall relieve any party of any liability for any breach of such provision occurring prior to such termination.

     21.  Entire Agreement.  This Agreement is intended by the parties to be a
          ----------------
complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Investment Agreement and in the instruments authorizing or evidencing the Preferred Shares and the Warrants, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

     22.  Specific Performance.  Without limiting the rights of each party
          --------------------
hereto to pursue all other legal and equitable rights available to such party for any other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, to the extent permitted by applicable law, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

     23.  Severability.  In the event that any one or more of the provisions
          ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.


                           [Signature page follows]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph hereof.

                                    ITC/\DELTACOM, INC.

                                    By: /s/ Douglas A. Shumate
                                       --------------------------------
                                       Douglas A. Shumate
                                       Senior Vice President-
                                          Chief Financial Officer


                                    ITC HOLDING COMPANY, INC.

                                    By: /s/ Bryan W. Adams
                                       --------------------------------
                                       Bryan W. Adams
                                       Senior Vice President-
                                          Chief Financial Officer


                                    SCANA CORPORATION

                                    By: /s/ Mark R. Cannon
                                       --------------------------------
                                       Mark R. Cannon
                                       Controller


                                    HBK MASTER FUND L.P.
                                      By: HBK Investments L.P.,
                                          Investment Manager

                                        By: /s/  William E. Rose
                                           ----------------------------
                                        Name:    William E. Rose
                                            ---------------------------

                                        Title: Authorized Signatory